Exhibit 6.8

THIS WARRANT AND THE UNDERLYING SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

WARRANT

To Purchase Shares of Common Stock of

PIESTRO, INC.

(this “Warrant”)

THIS CERTIFIES THAT, for value received, 800 Degrees Pizza, LLC, a Delaware limited liability company (the “Holder”), is entitled upon the terms and subject to the conditions hereinafter set forth, at any time on or after September 3, 2021 (the “Issuance Date”) to subscribe for and purchase during the Exercise Period (as defined below) from Piestro, Inc., a Delaware corporation (the “Company”), 564,798 shares (the “Warrant Shares”) of the Company’s Common Stock (the “Common Stock”) at a purchase price of US $0.01 per share (the “Exercise Price”). The “Exercise Period” shall mean that period commencing with the Issuance Date and ending on the date that is ten (10) years after the Issuance Date. The Warrant Shares are equal to 10% of the fully-diluted shares of Common Stock as of the date hereof, where the term “fully-diluted” means, for purposes of this Agreement, such ownership assuming (x) the exercise of all outstanding options or warrants to acquire Common Stock or shares convertible into Common Stock and (y) the conversion of all outstanding convertible debt securities or preferred shares of the Company, if any, into shares of Common Stock.

THE TERMS, CONDITIONS AND INSTRUCTIONS TO THIS WARRANT ARE AS FOLLOWS:

1.            NO TRANSFER OR ASSIGNMENT OF WARRANT

Other than pursuant to the terms hereof, this Warrant and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

2.            EXERCISE OF WARRANT

2.1            Vesting of Shares. The number of Warrant Shares issuable pursuant to the exercise of this Warrant shall be dependent on the completion of certain milestones as set forth below and subject to adjustment pursuant to Section 4 hereof.

(a)            25% of the Warrant Shares shall vest when 800 Degrees GO, Inc., a Delaware corporation (“800 Go”), has secured, facilitated, brokered or arranged the sale of at least 1 “Piestro” pod pursuant to the terms of that certain Sales Representative Agreement being entered into contemporaneously herewith by and between the Company and 800 Go (the “Sales Rep Agreement”).

(b)            25% of the Warrant Shares shall vest when 800 Go has secured, facilitated, brokered or arranged the sale of at least 25 “Piestro” pods, on a cumulative basis, pursuant to the terms of the Sales Rep Agreement.

(c)            25% of the Warrant Shares shall vest when 800 Go has secured, facilitated, brokered or arranged the sale of at least 50 “Piestro” pods, on a cumulative basis, pursuant to the terms of the Sales Rep Agreement.

(d)            25% of the Warrant Shares shall vest when 800 Go has secured, facilitated, brokered or arranged the sale of at least 75 “Piestro” pods, on a cumulative basis, pursuant to the terms of the Sales Rep Agreement.

2.2            General. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time and from time to time during the Exercise Period, by delivery of those items set forth below to the Company at its principal office (or at such other address as it may designate by notice in writing to the Holder). In addition, this Warrant shall be exercisable immediately prior to the consummation of a Change of Control. “Change of Control” means (1) a disposition (whether by sale, exclusive license, or otherwise) of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), whether in a single transaction or a series of related transactions, (2) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity (defined below), including, but not limited to, any transaction or series of related transactions in which a person, or group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company, (3) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Company’s then outstanding voting securities, or (4) a liquidation of the Company. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its primary purpose is to (A) change the jurisdiction of the Company’s incorporation, or (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction. An “Excluded Entity” means a corporation, limited liability company or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s, limited liability company’s or other entity’s voting securities outstanding immediately after such transaction.

2.3            Method of Exercise. Subject to the terms hereof and compliance with all applicable federal and state securities laws, the purchase right represented by this Warrant may be exercised, in whole or in part and from time to time during the Exercise Period, by the Holder by: (i) surrender of this Warrant; (ii) delivery of the duly executed notice of exercise (in the form attached hereto as Exhibit A) at the principal office of the Company; and (iii) payment to the Company of an amount equal to the product of the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased pursuant to one of the payment methods permitted under Section 2.3. Upon receipt by the Company of the foregoing items, the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. The Warrant Shares so purchased shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid. Certificates for the Warrant Shares purchased hereunder shall be delivered to the Holder within a reasonable time, but not later than ten (10) days after the date on which this Warrant shall have been exercised as aforesaid. If this Warrant is exercised with respect to less than all of the Warrant Shares covered hereby, the Holder shall be entitled to receive a new Warrant, in this form, covering the number of Warrant Shares with respect to which this Warrant shall not have been exercised. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or Change of Control, such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

2.4            Payment. Payment shall be made either: (i) by cash or check drawn on a United States bank and for United States funds made payable to the Company; (ii) by wire transfer of United States funds for the account of the Company; (iii) by “cashless” or “net” exercise as set forth below or (iv) by recourse promissory note, on such form as approved by the Company.

(a)            Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant for cash, if the fair market value of one share of the Company’s Common Stock is greater than the Exercise Price (at the date of calculation set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise such rights represented by this Warrant at any time and from time to time during the term hereof, in whole or in part, on a net-issue basis by electing to receive the number of Warrant Shares which are equal in value to the value of this Warrant (or any portion thereof to be canceled in connection with such net-issue exercise) at the time of any such net-issue exercise, by delivery to the principal offices of the Company of this Warrant together with the delivery of the properly endorsed notice of exercise (the form of which is attached hereto as Exhibit A), duly executed, at the principal office of the Company, properly marked to indicate the number of Warrant Shares to be delivered to the Holder in connection with such net-issue exercise.

(b)            In the event that the Holder shall elect to exercise the rights represented by this Warrant in whole or in part on a net-issue basis pursuant to this Section 2.3, the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

Where	X	=	the number of shares of Common Stock to be issued to the Holder;

Y	=	the number of shares of Common Stock purchasable under the Warrant or, if a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

A	=	the fair market value of one share of the Company’s Common Stock (at the date of such calculation); and

B	=	the Exercise Price (as adjusted to the date of such calculation).

For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by an independent valuation firm hired by the Company; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.3 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the per share offering price to the public of the Company’s initial public offering.

2.5            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the Holder.

2.6            Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant.

2.7            Transfer Restriction Legend. This Warrant and each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act of 1933, as amended, (the “Securities Act”) shall bear the legend set forth on the first page of this Warrant, as well as such other legends as otherwise required by applicable securities laws. Each certificate for Warrant Shares issued upon exercise of this Warrant shall also bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

2.8            Character of Warrant Shares. All Warrant Shares issuable upon the exercise of the Warrant in accordance to the provisions provided herein and upon payment of the purchase price by Holder, shall be duly authorized, validly issued, fully paid and nonassessable.

3.            NO RIGHTS AS STOCKHOLDER

This Warrant by itself does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

4.            ADJUSTMENT OF WARRANT PRICE AND SHARES PURCHASABLE

4.1            Subdivision or Reclassification. If the Company at any time, by subdivision, combination or reclassification of securities or otherwise, changes any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall (if such adjustment has not already been caused by an appropriate adjustment to the composition of the Common Stock under the then effective Certificate of Incorporation of the Company) thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

4.2            Stock Splits. If shares of the Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Exercise Price shall (if such adjustment has not already been caused by an appropriate adjustment to the composition of the Common Stock under the then effective Certificate of Incorporation of the Company) be proportionately reduced in the case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

5.            EXCHANGE AND REGISTRY OF WARRANT

This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the above-mentioned office or agency of the Company, for a new warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Holder of this Warrant.

6.            LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

7.            SATURDAYS, SUNDAYS, HOLIDAYS, ETC.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day which is not a Saturday or Sunday or legal holiday.

8.            TRANSFER.

8.1            Holder’s Right to Transfer. Before any proposed sale, pledge, or transfer of the Restricted Securities (as defined below), unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter in any transaction in which such Holder distributes Restricted Securities to an affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 8.1. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend, except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

8.2            Assignment. The right of the Company to purchase any part of the Warrant Shares may be assigned in whole or in part to any holder or holders of capital stock of the Company or other persons or organizations.

8.3            Restrictions Binding on Transferees. All transferees of Warrant Shares or any interest therein will receive and hold such Warrant Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Warrant Shares shall be void unless the provisions of this Agreement are satisfied.

9.            MARKET STAND-OFF AGREEMENT

Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of an initial public offering, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto, or ninety (90) days in the case of any registration other than an initial public offering, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 9 shall not apply to (x) the sale of any shares to an underwriter pursuant to an underwriting agreement or (y) the sale or transfer of any shares to any entity that is a direct or indirect subsidiary of the ultimate corporate parent of the Holder; provided that the Holder shall deliver prior written notice to the Company of such sale or transfer and such shares shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such sale or transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Holder (but only with respect to the securities so transferred to the transferee), and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding preferred stock of the Company). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 9 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

10.            INVESTMENT REPRESENTATIONS

The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares (collectively, the “Restricted Securities”) solely for its account for investment and not with a view to or for sale or distribution of said Restricted Securities or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Restricted Securities the Holder is acquiring is being acquired for, and will be held for, its account only. The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

The Holder understands that none of the Restricted Securities have been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

The Holder recognizes that the Restricted Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Restricted Securities of the Company, or to comply with any exemption from such registration.

11.           EARLY TERMINATION

In the event of, at any time during the Exercise Period, an initial public offering of securities of the Company registered under the Securities Act, or a Change of Control, the Company shall provide to the Holder twenty (20) days advance written notice of such public offering or a Change of Control, and this Warrant shall terminate unless exercised prior to the date such public offering is closed or the consummation of such Change of Control.

12.           MISCELLANEOUS

12.1            Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the Issuance Date hereof. This Warrant shall be binding upon any successors or assigns of the Company.

12.2            Restrictions; Acceptance. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant shall have restrictions upon its resale imposed by state and federal securities laws. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12.3            Authorized Shares. The Company covenants that during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.

12.4            No Impairment. The Company will not, by amendment of its then in effect Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereof against impairment.

12.5            Ownership of Warrant. The Company may deem and treat the registered Holder as the true, lawful and absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

12.6            Notices. Any written notice required by the provisions of this Warrant to be given by the Company to the Holder shall be validly given if given personally or by mail or other means of written communication to the Holder in a manner which would be sufficient to constitute the giving of valid notice of a stockholders meeting were the Holder a stockholder of the Company. Any written notice required by the provisions of this Warrant to be given by the Holder to the Company shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by postage prepaid to the address of the Company as provided herein. The addresses to which notice is to be given hereunder may be changed from time to time by the parties entitled to notice by notice given as provided herein, but are as follows initially: (a) if to the Company, Piestro, Inc., at the address set forth on the signature page hereto, and (b) if to the Holder, 800 Degrees Pizza, LLC, at the address set forth on the signature page hereto.

12.7            Governing Law; Construction. This Warrant shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of said state, without regard to any principles of choice of law or conflicts of law. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

12.8            Expiration. This Warrant shall be void and all rights represented thereby shall cease unless exercised during the Exercise Period. All restrictions set forth herein on the shares of capital stock issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder. The Company shall provide to the Holder thirty (30) days advance written notice of such expiration, and this Warrant shall terminate unless exercised prior to such date.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Piestro, Inc.
a Delaware corporation

By:
Name:
Title:

Address:  1438 9th Street

  Santa Monica, CA 90401

  Attention: Chief Executive Officer

Acknowledged and Accepted:

800 Degrees Pizza, LLC

By:
Name:
Title:

Address: 2109 Rheims Drive

                 Carrollton, TX 75006

                 Attention: Tommy Lee

Signature Page to Warrant

Exhibit A

NOTICE OF EXERCISE

To:      Piestro, Inc.

(1)            The undersigned hereby elects to purchase ____________ shares of the Common Stock of Piestro, Inc. (the “Company”) pursuant to the terms of the attached warrant (the “Warrant”), and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2)            The undersigned elects to pay for the purchase price as follows:

(a)            By cash, check, or wire transfer                                        _____

(b)           By net exercise in accordance
with Section 2.3 of the Warrant                                         _____

(c)            By recourse promissory note in

accordance with Section 2.3 of

the Warrant                                                                           _____

(3)            Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_____________________________

(Name)

_____________________________

(Address)

(4)            The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

_____________________	Holder:
(Date)	By:
Name:
Title: